 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 31, 2019
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen Street
Burbank, CA 91505

(Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Changes in Registrant’s Certifying Accountant.

On May 31, 2019, Plante & Moran, PLLC (“Plante Moran”), the independent auditor for MusclePharm Corporation (the “Company”), notified the Company that it had made the decision to resign as the Company’s auditor, effective immediately.

The Company’s financial statements for the years ended December 31, 2017 and 2016 were audited by EKS&H LLLP (“EKS&H”), which was acquired by Plante Moran during October 2018. The reports of EKS&H on the Company’s consolidated financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Plante Moran resigned prior to the completion of the audit for the year ended December 31, 2018.

During the years ended December 31, 2018 and 2017 and the interim period ended May 31, 2019, there were no: (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EKS&H or Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EKS&H or Plante Moran, would have caused EKS&H or Plante Moran to make reference to the subject matter of the disagreement in connection with its report; or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as referenced below.

In connection with performing its audit of the Company’s financial statements for the year ended December 31, 2018, Plante Moran advised the Audit Committee of the Board of Directors of the Company that (i) the internal controls necessary for the Company to develop reliable financial statements do not exist, and (ii) information has come to its attention that (1) has made it unwilling to be associated with the financial statements prepared by management because of multiple material weaknesses in internal control over financial reporting, extraordinary attempts to mislead the Plante Moran engagement team and allegations of noncompliance with laws and regulations, (2) if further investigated, may materially impact the fairness or reliability of the financial statements for the year ended December 31, 2018 or cause it to be unwilling to be associated with the Company’s financial statements and (3) it has concluded materially impacts the reliability of previously issued financial statements for 2018. Due to Plante Moran’s resignation, it did not expand the scope of its audit or conduct further investigation and the issues raised were not resolved to its satisfaction prior to its resignation.

The Audit Committee has discussed the foregoing matters with Plante Moran. The Company has authorized Plante Moran to respond fully to the inquiries of any successor accountant concerning the subject matter of the items described herein. The Company does not comment in this Form 8-K on the reportable events described above, except that it takes exception to certain of the reportable events, and will describe any material weaknesses identified and related remedial measures to be taken in an amended Form 10-Q for the quarter ended September 30, 2018 and its Form 10-K for the year ended December 31, 2018, both of which the Company intends to file as soon as practicable.

The Company provided Plante Moran with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Plante Moran furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Plante Moran’s letter dated June [6], 2019 is filed as Exhibit 16.1 hereto.

The Company intends to announce the appointment of a new independent auditor in a subsequent filing made pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter dated June 6, 2019 from Plante & Moran, PLLC to the Securities and Exchange Commission.

Error! Unknown document property name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan DrexlerTitle: Chief Executive Officer
Date: June 6, 2019